                                                                   EXHIBIT 4(g)6


                               FIRST AMENDMENT TO
                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT

         This First Amendment dated as of September 7, 2001, by and between Credit Acceptance Corporation, a Michigan corporation (the "Company"), the Subsidiaries of the Company from time to time parties hereto (collectively, with the Company, and either or any of them, the "Debtors" and individually, each a "Debtor") and Comerica Bank, a Michigan banking corporation ("Comerica"), as agent (in such capacity, the "Collateral Agent") for the benefit of the "Lenders", the "Noteholders" and the "Future Debt Holders" (each as referred to in the Security Agreement, defined below).

                                R E C I T A L S:

         A. Pursuant to the Credit Agreement and the Senior Debt Documents (each as defined in the Security Agreement), Debtors executed and delivered to the Collateral Agent that certain Second Amended and Restated Security Agreement dated as of June 11, 2001 (the "Security Agreement").

         B. Debtors and the Collateral Agent desire to amend the Security Agreement as set forth below.

         The parties agree as follows:

         1. Section 1.1 of the Security Agreement is amended, as follows:

         (a) The following new definitions are added to Section 1.1, and inserted in appropriate alphabetical order:

         "CAC Canada" means CAC of Canada, Limited, a corporation organized under the laws of Canada.

         "Percentage Limitation" means the lesser of: (i) all of the shares of stock of CAC Canada owned or at any time and from time to time acquired by the Company or any other Debtor and (ii) sixty-five percent (65%) of the aggregate share capital of CAC Canada at any time or from time to time issued and outstanding determined in accordance with Section 956 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Pledged Canadian Shares" means those shares of stock of CAC Canada from time to time subject to the security interest and lien established hereby, as set forth in Section 2.1(i) of this Agreement.

         "PPSA" means the Personal Property Security Act as in effect in the Province of Ontario; provided that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in the Pledged Canadian Shares is governed by personal property security legislation as in effect on or after the date hereof in any other jurisdiction, "PPSA" means the personal property security legislation as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.




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         (b) The definition of "Pledged Shares" is amended to add, in the third line thereof (following the words "Non-Specified Interest"), the words "and the Pledged Canadian Shares."

         2. Section 2.1 (i) of the Security Agreement is hereby amended and restated in its entirety, as follows:

                  "(i) (a) all shares of stock, and other equity, partnership or membership interests constituting ownership interests (or evidence thereof) or other securities, of the Significant Domestic Subsidiaries of Debtor from time to time owned or acquired by such Debtor in any manner (including without limitation, as applicable, the Pledged Shares), and any certificates at any time evidencing the same, (b) and 65% of the issued and outstanding capital stock of CAC Canada, as evidenced by the share certificate described on Schedule D hereto and all additional shares of stock or other equity interests in CAC Canada issued after the date hereof to Company or any other Debtor or otherwise from time to time owned or acquired by Company or any Debtor in any manner, subject, however, to the Percentage Limitation, and
                           (c) all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares;"

         3. The last sentence of Section 3.4 of the Security Agreement is hereby amended and restated in its entirety, as follows:

                  "All certificates or other instruments owned by such Debtor representing shares of stock or other ownership interests of any Significant Domestic Subsidiary (including, without limitation, the Pledged Shares) or the Pledged Canadian Shares or representing or evidencing the Non-Specified Interest will be delivered to the Collateral Agent, accompanied by duly executed stock powers or instruments of transfer or assignments in blank with respect thereto."

         4. Section 3.7(c) of the Security Agreement is hereby amended and restated in its entirety, as follows:

                  "(c) On the date hereof, the Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership or other ownership interests of the Issuers thereof indicated on Schedule D, if applicable, and such schedule contains a description of all shares of capital stock, partnership units, membership interests and other ownership interests of or in CAC Canada, the Significant Domestic Subsidiaries owned by the applicable Debtor and with respect to the Non-Specified Interest in the Titling Subsidiary (as such Schedule D may from time to time be supplemented, amended or modified in accordance with the terms of this Agreement)."

         5. Section 4.15(a) of the Security Agreement is hereby amended and restated as follows [the changes are in bold]:






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                  "(a) except with the written consent of the Collateral Agent, it will not permit CAC Canada or any Significant Domestic Subsidiary to issue to it or any of its other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, but subject to the Percentage Limitation in the case of the shares of CAC Canada, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Collateral Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or Collateral Agent, be automatically encumbered by this Agreement as Pledged Shares) and"

         6. Section 6.1 of the Security Agreement is amended to add, after each reference to the "UCC" in such section, the words "or the PPSA".

         7. Section 6.2(a) of the Security Agreement is amended to add, in the seventh line thereof (after the definition of "Securities Act"), the words "or, in the case of the Pledged Canadian Shares, the equivalent thereof, pursuant to part XVII or Rule 45-501 of the Securities Act (Ontario), as amended from time to time (the "Canadian Securities Act")," and to add, in the last line of such section (following the words "applicable state securities laws"), the words "or, in the case of the Pledged Canadian Shares, under the Canadian Securities Act,".

         8. Section 7.4 is amended to add in the second to last line thereof (following the words "U.S. Mail,"), the words "or, in the case of the Pledged Canadian Shares or CAC Canada, `Canada Post'".

         9. Replacement Schedule D (Pledged Shares) to the Security Agreement set forth on Attachment 1 hereto shall replace, in its entirety, existing Schedule D (Pledged Shares) to the Security Agreement.

         10. Except as expressly modified hereby, all the terms and conditions of the Security Agreement shall remain in full force and effect. Except as expressly set forth herein, nothing in this Amendment shall constitute a waiver of any term or condition of the Security Agreement or any of the rights and remedies provided to the secured party thereunder or as otherwise provided by law.





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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the day and year first written above.


                                    DEBTORS:

                                    CREDIT ACCEPTANCE CORPORATION


                                    By: /s/ Douglas W. Busk
                                    Name: Douglas W. Busk
                                    Title: Treasurer
                                    Address for Notices:
                                    Credit Acceptance Corporation
                                    25505 W. 12 Mile Road, Suite 3000
                                    Southfield, Michigan 48034
                                    Fax No.: 248-827-8542
                                    Telephone No.: 248-353-2700
                                    Attention: Doug Busk



                                    AUTO FUNDING AMERICA OF NEVADA INC.
                                    CREDIT ACCEPTANCE CORPORATION LIFE
                                    INSURANCE COMPANY
                                    BUYERS VEHICLE PROTECTION PLAN, INC.
                                    CAC LEASING, INC.
                                    VEHICLE REMARKETING SERVICES, INC.
                                    CREDIT ACCEPTANCE CORPORATION OF
                                    NEVADA, INC.


                                    By: /s/ Douglas W. Busk
                                    Name: Douglas W. Busk
                                    Title: Treasurer
                                    Address for Notices:
                                    c/o Credit Acceptance Corporation
                                    25505 W. 12 Mile Road, Suite 3000
                                    Southfield, Michigan 48034
                                    Fax No.: 248-827-8542
                                    Telephone No.: 248-353-2700
                                    Attention: Doug Busk


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


                                    COLLATERAL AGENT:

                                    COMERICA BANK as Collateral Agent


                                    By: /s/ Caryn Dorfman
                                    Name: Caryn Dorfman
                                    Title: Assistant Vice President

                                    Address for Notices:
                                    Metropolitan Loans D
                                    One Detroit Center, 6th Floor
                                    500 Woodward Avenue
                                    Detroit, Michigan 48226
                                    Fax No.: 313/222-3503
                                    Telephone No.:313/222-4865
                                    Attention: Caryn Dorfman




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
                                  ATTACHMENT 1
                                   SCHEDULE D
                                       TO
                               SECURITY AGREEMENT

                                 Pledged Shares

---------------------------------------------------------------------------------------------------------------

                                                                           Pledged Shares as %
                                                                           of Total Shares       Total Shares
                                                         No. of Pledged    Issued and            Issued and
Issuer                    Owner        Certificate No.   Shares            Outstanding           Outstanding
---------------------------------------------------------------------------------------------------------------
Auto Funding America of   Company      1                 1,000             100%                  1,000
Nevada, Inc.
---------------------------------------------------------------------------------------------------------------
Buyers Vehicle            Company      1                 1,000             100%                  1,000
Protection Plan, Inc.
---------------------------------------------------------------------------------------------------------------

CAC Leasing, Inc.         Company      1                 1,000             100%                  1,000
---------------------------------------------------------------------------------------------------------------

Vehicle Remarketing       Company      1                 10                100%                  10
Services, Inc.
---------------------------------------------------------------------------------------------------------------

Credit Acceptance         Company      2                 100,000           100%                  100,000
Corporation Life
Insurance Company
---------------------------------------------------------------------------------------------------------------

Credit Acceptance         Company      1                 1,000             100%                  1,000
Corporation of Nevada,
Inc.
---------------------------------------------------------------------------------------------------------------

CAC of Canada Limited     Company      3                 487,565           65%                   750,100
---------------------------------------------------------------------------------------------------------------

The entire
Non-Specified Interest
of Company in the
Titling Subsidiary,
evidenced by
Certificate No. 1
under the Titling
Subsidiary
Agreements
---------------------------------------------------------------------------------------------------------------










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